EXHIBIT 99
                  [Mississippi View Holding Company Letterhead]



PRESS RELEASE                                                 January 16, 1997



For More Information, contact:
Thomas J. Leiferman, President/CEO
Mississippi View Holding Company
35 East Broadway
Little Falls, MN  56345-3093
(320) 632-5461


                       Mississippi View Holding Company
              Announces Corrections to 1996 Financial Information


Little Falls, Minnesota (NASDAQ "MIVI"). Thomas J. Leiferman, President of Mississippi View Holding Company, Little Falls, Minnesota, announced the Company determined its 1996 fiscal year end financial information was incorrect due to an error in the amount of shares of stock of the Federal Home Loan Mortgage Corporation ("FHLMC") owned by the Company. The additional shares issued in a previous 3-for-1 stock split were not recorded which resulted in the amount of stock owned being understated by 8,792 shares. Mr. Leiferman stated that this error had no effect on net income or earnings per share but did have an effect on certain balance sheet items and their corresponding ratios.

Due to the correction, securities available for sale, total assets and stockholders' equity increased $871,814, $707,912, and $523,089, respectively, at September 30, 1996, with a corresponding decrease to deferred tax assets of $163,902 which reduced other assets. There also were corresponding changes to average equity and assets ratios, net yield and book value per share.
The attached financial information reflects the corrections.

             Mississippi View Holding Company Financial Highlights


Condensed Consolidated Statement of Financial Condition



                                      September 30, 1996          September 30, 1996
                                           Corrected              Previously Reported
                                      ------------------          -------------------

Assets

 Cash and Cash Equivalents                 $ 2,563,654                 $ 2,583,654

 Investments                                23,051,751                  22,179,937

 Loans                                      43,248,944                  43,248,944

 Other Assets                                1,834,382                   1,998,284
                                            ----------                  ----------

  Total Assets                             $70,718,731                 $70,010,819
                                            ==========                  ==========

Liabilities

 Deposits                                  $56,531,194                 $56,531,194

 Other Liabilities                           1,224,203                   1,039,380
                                            ----------                  ----------

  Total Liabilities                        $57,755,397                 $57,570,574

Stockholders' Equity                       $12,963,334                 $12,440,245
                                            ----------                  ----------

Total Liabilities &
Stockholders' Equity                       $70,718,731                 $70,010,819
                                            ==========                  ==========


Selected Financial Ratios

                                           At or for the Twelve Months Ended September 30,
                                           -----------------------------------------------
                                                1996                         1996
                                             Corrected                Previously Reported
                                             ---------                -------------------

Return on Average Equity                         4.05%                       4.18%

Return on Average Assets                         0.80%                       0.80%

Net Yield on Average
Interest Earning Assets                          3.83%                       3.87%

Book Value per Share(1)                         $14.77                      $14.17




(1) The number of shares outstanding at September 30, 1996 was 877,714, including shares sold to the ESOP and purchased by the Management Stock Bonus Plan.